AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2004

                                             REGISTRATION NO. ___- __________
=============================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       ------------------------------


                              NTL INCORPORATED
           (Exact name of registrant as specified in its charter)

              DELAWARE                                52-1822078
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification Number)

                        909 THIRD AVENUE, SUITE 2863
                          NEW YORK, NEW YORK 10022
                  (Address of principal executive offices)

             AMENDED AND RESTATED NTL 2004 STOCK INCENTIVE PLAN
                        NTL GROUP 2004 BONUS SCHEME
                      NTL INCORPORATED SHARESAVE PLAN

                         (Full title of the plans)

                             SCOTT E. SCHUBERT
                          CHIEF FINANCIAL OFFICER
                              NTL INCORPORATED
                        909 THIRD AVENUE, SUITE 2863
                          NEW YORK, NEW YORK 10022

                  (Name and address of agent for service)

                               (212) 906-8440
       (Telephone number, including area code, of agent for service)


                                              CALCULATION OF REGISTRATION FEE
========================================= =================== ====================== ==================== ===================
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
              TITLE OF SECURITIES            AMOUNT TO BE      OFFERING PRICE PER         AGGREGATE           AMOUNT OF
                TO BE REGISTERED          REGISTERED (1)(2)         SHARE (3)          OFFERING PRICE      REGISTRATION FEE
----------------------------------------- ------------------- ---------------------- -------------------- -------------------
Common Stock, par value $.01 per share    10,900,000 shares          $57.895           $631,055,500           $79,954.73
========================================= =================== ====================== ==================== ===================


(1) This Registration Statement covers (i) 3,600,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of NTL Incorporated that may be issued pursuant to the Amended and Restated NTL 2004 Stock Incentive Plan; (ii) 300,000 shares of Common Stock that may be issued pursuant to the NTL Group 2004 Bonus Scheme; and
     (iii) 7,000,000 shares of Common Stock that may be issued pursuant to the NTL Incorporated Sharesave Plan.

(2) Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Common Stock, as quoted on the Nasdaq National Market on May 3, 2004.


EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to an aggregate of 10,900,000 shares of our Common Stock, (i) 3,600,000 of which may be offered pursuant to the Amended and Restated NTL 2004 Stock Incentive Plan;
(ii) 300,000 of which may be offered pursuant to the NTL Group 2004 Bonus Scheme; and (iii) 7,000,000 of which may be offered pursuant to the NTL Incorporated Sharesave Plan.




                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the Amended and Restated NTL 2004 Stock Incentive Plan, the NTL Group 2004 Bonus Scheme and the NTL Incorporated Sharesave Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References to "us," "our," "we" and "the Company" shall mean NTL Incorporated, a Delaware corporation.

                                  PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 11, 2004; and

     (b) The description of our Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on February 13, 2004 (File No. 333-112787).

     Item 4. Description of Securities

     Not  applicable.

     Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our officers and directors to the full extent permitted by Delaware law.

     Section 102(b)(7) of the DGCL authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) unlawful payments of dividends, stock purchases or redemptions; or (iv) transactions from which a director derives an improper personal benefit.

     Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her and we currently maintain this insurance. We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act. In addition, we provide indemnity agreements to our officers and directors. Under our bylaws and these indemnity agreements, we must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

Exhibit No.               Description of Exhibit
-----------               ----------------------

4.1 Amended and Restated Certificate of Incorporation of NTL Communications Corp. (now NTL Incorporated) (Incorporated by reference to Exhibit 1 to our Registration Statement on Form 8-A filed by NTL Incorporated on January 10, 2003, File No. 000-22616).

4.2 Amended and Restated By-laws of NTL Incorporated (as of November 11, 2003) (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed by NTL Incorporated on March 11, 2004, File No. 000-22616).

4.3 Rights Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to
               Exhibit 4 to our Registration Statement on Form 8-A filed by NTL Incorporated on January 10, 2003, File No. 000-22616).

4.4 Amendment to Rights Agreement, dated as of September 26, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.12 to our Registration Statement on Form S-1 filed on September 26, 2003, File No. 333-109194).

4.5            Amended  and   Restated  NTL  2004  Stock   Incentive   Plan
               (Incorporated by reference to Appendix A to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

4.6 NTL Group 2004 Bonus Scheme (Incorporated by reference to Appendix B to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

4.7 NTL Incorporated Sharesave Plan (Incorporated by reference to Appendix C to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*          Consent of Ernst & Young LLP.

24.1* Power of Attorney (included on the signature page included in this Part II).

--------------------
*    filed herewith

     Item 9. Undertakings

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed or furnished to the SEC by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 4, 2004.

                                       NTL Incorporated

                                       By: /s/ Scott E. Schubert
                                           ----------------------------
                                            Scott E. Schubert
                                            Chief Financial Officer



                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of NTL Incorporated, a Delaware corporation, hereby constitute and appoint Simon P. Duffy, Scott
E. Schubert and Robert C. Gale, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                               Date
---------                                   -----                                               ----
                                            Chief Executive Officer and
By:  /s/  Simon P. Duffy                    Director                                         May 4, 2004
     -------------------------              (principal executive officer)
      Simon P. Duffy



By:  /s/  Scott E. Schubert                 Chief Financial Officer                          May 4, 2004
     ------------------------               (principal financial officer)
        Scott E. Schubert



By:  /s/  Robert C. Gale                    Vice President-Controller (principal             May 6, 2004
     -----------------------                accounting officer)
        Robert C. Gale



By:  /s/  James F. Mooney                   Chairman                                         May 4, 2004
     ----------------------
       James F. Mooney



By:  /s/  Edwin M. Banks                    Director                                         May 5, 2004
     -----------------------
        Edwin M. Banks



By:  /s/  Jeffrey D. Benjamin               Director                                         May 4, 2004
     ------------------------
       Jeffrey D. Benjamin



By:  /s/  David Elstein                     Director                                         May 5, 2004
     -------------------------
        David Elstein



By:  /s/  Charles K. Gallagher              Director                                         May 6, 2004
     -------------------------
       Charles K. Gallagher



By:  /s/  William R. Huff                   Director                                         May 5, 2004
     ---------------------------
        William R. Huff



By:                                         Director
     ---------------------------
        Brett G. Wyard



By:  /s/  George R. Zoffinger               Director                                         May 6, 2004
     -------------------------
        George R. Zoffinger

                             Index to Exhibits

Exhibit No.               Description of Exhibit
-----------               ----------------------

4.1 Amended and Restated Certificate of Incorporation of NTL Communications Corp. (now NTL Incorporated) (Incorporated by reference to Exhibit 1 to our Registration Statement on Form 8-A filed by NTL Incorporated on January 10, 2003, File No. 000-22616).

4.2 Amended and Restated By-laws of NTL Incorporated (as of November 11, 2003) (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed by NTL Incorporated on March 11, 2004, File No. 000-22616).

4.3 Rights Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to
               Exhibit 4 to our Registration Statement on Form 8-A filed by NTL Incorporated on January 10, 2003, File No. 000-22616).

4.4 Amendment to Rights Agreement, dated as of September 26, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.12 to our Registration Statement on Form S-1 filed on September 26, 2003, File No. 333-109194).

4.5            Amended  and   Restated  NTL  2004  Stock   Incentive   Plan
               (Incorporated by reference to Appendix A to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

4.6 NTL Group 2004 Bonus Scheme (Incorporated by reference to Appendix B to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

4.7 NTL Incorporated Sharesave Plan (Incorporated by reference to Appendix C to our Proxy Statement filed on April 8, 2004, File No. 000-22616).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*          Consent of Ernst & Young LLP.

24.1* Power of Attorney (included on the signature page included in this Part II).

--------------------
*    filed herewith